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                                                                     EXHIBIT 2.3


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                                                                  EXHIBIT (a)(2)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                 SCHEDULE 14D-9

                                AMENDMENT NO. 1


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                     SOLICITATION/RECOMMENDATION STATEMENT
                             UNDER SECTION 14(d)(4)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.
                           (Name of Subject Company)

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.
                       (Name of Persons Filing Statement)

                         LIMITED PARTNERSHIP INTERESTS
                         (Title of Class of Securities)

                                   029317203
                     (CUSIP Number of Class of Securities)

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                              DOUGLAS M. PASQUALE
                            CHIEF EXECUTIVE OFFICER
                           ARV ASSISTED LIVING, INC.
                            245 FISCHER AVENUE, D-1
                              COSTA MESA, CA 92626
                                 (714) 751-7400

(Name, address and telephone number of person authorized to receive notices and communications
                   on behalf of the persons filing statement)


                                WITH A COPY TO:

                              GARY J. SINGER, ESQ.
                             O'MELVENY & MYERS LLP
                            610 NEWPORT CENTER DRIVE
                                   SUITE 1700
                            NEWPORT BEACH, CA 92660
                                 (949) 823-6915

[ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.
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                                EXPLANATORY NOTE

     American Retirement Villas Properties III, L.P., a California limited partnership (the "Partnership"), hereby amends and supplements its Solicitation/Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission (the "Commission") on October 18, 2001 (the "Statement"). Capitalized terms used herein have the meanings assigned thereto in the Statement.

ITEM 2.  IDENTITY AND BACKGROUND OF FILING PERSON

     Item 2(b) is hereby supplemented in the following manner:

          (b) In response to the withdrawal by C3 Capital, LLC of its tender offer to purchase up to 10,000 Units of the Partnership (the "Hostile Offer"), disclosed in an amendment to the tender offer statement on Schedule TO (the "Schedule TO"), dated October 24, 2001 and filed with the Commission, this Statement no longer relates to the Hostile Offer.

     Item 2(c) is hereby supplemented in the following manner:

          (c) This Statement relates to the tender offer by ARVP Acquisition, L.P. ("ARVP Acquisition"), a California limited partnership wholly-owned by ARV Assisted Living, Inc., a Delaware corporation and the General Partner of the Partnership (the "General Partner"), disclosed in Amendment No. 1 to a Tender Offer Statement on Schedule TO that the General Partner filed with the Commission on the date hereof. The General Partner's offer is to purchase all of the outstanding Units at a price of $400 per Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2001, as amended and supplemented on October 31, 2001, and in the related Letter of Transmittal, dated October 31, 2001 (which, as they may be further amended or supplemented from time to time, together constitute the " Revised General Partner Offer"). The Amendment and Supplement to the Offer to Purchase and the Letter of Transmittal are being mailed to Unitholders concurrently with this Statement and are filed as Exhibits (a)(1) and
     (a)(2) hereto.

ITEM 4.  THE SOLICITATION OR RECOMMENDATION

     Item 4(b) is hereby supplemented in the following manner:

          (b) Recommendation Relating to the Revised General Partner Offer

          We believe that the Revised General Partner Offer is fair to you. The terms of the Revised General Partner Offer, however, were established unilaterally by the General Partner and were not negotiated with the Partnership or any representative for the Unitholders. Neither we nor the General Partner is making any recommendation to you as to whether you should tender your Units to ARVP Acquisition because of our inherent conflict of interest and our belief that the value of the Units may be higher than the General Partner's $400 offer price. You should make this decision only after consulting with your financial and tax advisors and considering carefully all information given to you in the Revised General Partner Offer.

     Item 4(c) is hereby supplemented in the following manner:

          (c) Reasons for Recommendations

          It is the General Partner's belief that the ability of a Unitholder to sell all of his or her Units promptly and to eliminate the need to comply with the annual reporting of the tax information on the form K-1s sent to Unitholders, will be attractive to Unitholders.

          The General Partner continues to believe that the Revised General Partner Offer is fair to you. Its belief is based on and subject to the factors set forth in the Amended Offer to Purchase. In making this determination, the General Partner took into account the possibility of a sale of the Partnership's non-cash assets being consummated for a price equal to or in excess of $19.5 million, the price set forth in a highly conditional offer by Vintage Senior Housing, LLC ("Vintage"), an affiliate of C3 Capital, as more fully described under "BACKGROUND, PURPOSE, AND EFFECTS OF THE OFFER" of the

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     Revised General Partner Offer, and that in such event, the amount that could be distributed to Unitholders in the future could equal or exceed the $428 per Unit estimate by Vintage. The General Partner also took into account the possible time periods associated with such process and possible risks and uncertainties associated with it, including the difficulties or delays in obtaining financing, uncertainties in the financial markets caused by world or economic events, difficulties or delays in obtaining consents, and the known and unknown costs and contingent liabilities associated with the liquidation of an entity such as the Partnership.

ITEM 9.  EXHIBITS

     The following exhibits are filed herewith:

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
(a)(1)(A)  Amendment and Supplement to Offer to Purchase, dated October
           31, 2001.
(a)(1)(B)  Letter of Transmittal.
(a)(1)(C)  Form of Letter to Clients for use by Brokers, Dealers, Trust
           Companies and other Nominees.
(a)(1)(D)  Form of Letter to Brokers, Dealers, Trust Companies and
           other Nominees.
(a)(2)     Not applicable.
(a)(3)     Not applicable.
(a)(4)     Not applicable.
(a)(5)(A)  Press release, dated October 31, 2001.
(a)(5)(B)  Letter to Unitholders, dated October 31, 2001.
(a)(5)(C)  Urgent Letter to Unitholders
(e)        Not applicable.
(g)        Not applicable.

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                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

                                          AMERICAN RETIREMENT VILLAS
                                          PROPERTIES III, L.P.

                                          By: ARV Assisted Living, Inc., the
                                          General Partner

                                          /s/ DOUGLAS M. PASQUALE
                                          Name: Douglas M. Pasquale
                                          Title: Chairman and Chief Executive
                                          Officer

Dated: October 31, 2001

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                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
(a)(1)(A)  Amendment and Supplement to Offer to Purchase, dated October
           31, 2001.
(a)(1)(B)  Letter of Transmittal.
(a)(1)(C)  Form of Letter to Clients for use by Brokers, Dealers, Trust
           Companies and other Nominees.
(a)(1)(D)  Form of Letter to Brokers, Dealers, Trust Companies and
           other Nominees.
(a)(2)     Not applicable.
(a)(3)     Not applicable.
(a)(4)     Not applicable.
(a)(5)(A)  Press release, dated October 31, 2001.
(a)(5)(B)  Letter to Unitholders, dated October 31, 2001.
(a)(5)(C)  Urgent Letter to Unitholders.
(e)        Not applicable.
(g)        Not applicable.